                                                                      EXHIBIT 11


               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS



                                                                    Income                Shares              Per Share
                                                                 (Numerator)           (Denominator)            Amount
                                                                 -----------           -------------            ------
                                                                      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                                                      --------------------------------------------
Net loss applicable to common shareholders                      $   (858,532)
                                                                ============

BASIC EPS
   Loss applicable to shareholders                                                         17,477,035            ($0.05)
                                                                                                                 ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                                          -
                                                                                      ---------------
DILUTED EPS
   Loss applicable to shareholders                                                         17,477,035            ($0.05)
                                                                                      ===============            ======

                                                                      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                                                      --------------------------------------------
Net loss applicable to common shareholders                      $ (7,029,003)
                                                                ============

BASIC EPS
   Loss applicable to shareholders                                                          8,512,183            ($0.83)
                                                                                                                 ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                                         -
                                                                                      ---------------
DILUTED EPS
   Loss applicable to shareholders                                                          8,512,183            ($0.83)
                                                                                      ===============            ======

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